UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2015

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1615
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed on June 3, 2015 in a Current Report on Form 8-K, Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust (the “GUC Trust”), filed a motion (the “Motion”) with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking an order authorizing the GUC Trust to (A) (i) exercise and/or liquidate the GUC Trust’s holdings of (1) warrants to purchase shares of common stock, par value $0.01 per share, of General Motors Company (“New GM Common Stock”) at $10.00 per share (“New GM ‘A’ Warrants”), and (2) warrants to purchase shares of New GM Common Stock at $18.33 per share (“New GM ‘B’ Warrants” and, collectively with the New GM ‘A’ Warrants, “New GM Warrants”), and (ii) liquidate the GUC Trust’s holdings of New GM Common Stock (including any New GM Common Stock received from the exercise of the New GM Warrants) into cash, and (B) make corresponding amendments to the agreement governing the GUC Trust.

On June 24, 2015, certain plaintiffs (the “Plaintiffs”) that are party to the recall-related litigation described in Item 3 “Legal Proceedings” in the GUC Trust’s Form 10-K dated May 22, 2015 (the “Recall Litigation”) filed responses to the Motion. In those responses, the Plaintiffs requested a stay of all interim GUC Trust distributions to holders of Units while appeals and cross-appeals of the June 1, 2015 Judgment and the April 15, 2015 Decision in the Recall Litigation are pending (the “Threshold Issues Appeals”).

On July 1, 2015, the Bankruptcy Court held a hearing on the Motion. At the hearing, counsel for the GUC Trust disclosed that the Plaintiffs and the GUC Trust are exploring a potential global resolution of all disputes between the GUC Trust on the one hand and the Plaintiffs on the other, relating to the Recall Litigation and the Threshold Issues Appeals. Such discussions are in their preliminary stages, and no agreement between the parties has been reached. However, in order to provide sufficient time for discussions to continue, the Plaintiffs and the GUC Trust have agreed to defer adjudication of the Plaintiffs’ stay request until August 12, 2015 (the “Scheduled Stay Hearing”) (which date is subject to further adjournment if agreed by the Plaintiffs and the GUC Trust or if directed by the Bankruptcy Court) (the time period spanning from July 1, 2015 to the date of the Scheduled Stay Hearing, the “Stay Period”). During the Stay Period only, and in light of the fact that no distributions of excess assets of the GUC Trust were anticipated to be made during the Stay Period, the GUC Trust has agreed to refrain from making any distributions to holders of Units in respect of excess assets of the GUC Trust.

On July 2, 2015, the Bankruptcy Court entered an order (the “Order”) granting the relief requested in the Motion. A copy of the Order is attached as Exhibit 99.1 hereto. Pursuant to the authority granted by the Order, the GUC Trust Administrator plans to exercise and/or liquidate all or substantially all of its holdings of New GM Warrants and New GM Common stock in a manner designed to maximize value for beneficiaries of the GUC Trust, and potentially with the assistance and advice of one or more broker-dealers or investment advisors.

Forward-Looking Statements

This Form 8-K contains forward-looking statements about the assets, prospects and plans of the GUC Trust. Actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including, without limitation, the GUC Trust’s incurrence of professional fees and other expenses in connection with administration of the GUC Trust, economic conditions, changes in tax and other governmental rules and regulations applicable to the GUC Trust, fluctuations in the market price of the New GM Securities, and other risks, as well as various risks and uncertainties associated with New GM, as described in New GM’s periodic and current reports filed under the Securities Exchange Act of 1934, as amended, or Exchange Act. These risks and uncertainties are beyond the ability of the GUC Trust to control, and in many cases, risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements cannot be predicted. When used in this Form 8-K, the words “believes,” “estimates,” “plans,” “expects,” “intends,” and “anticipates” and similar expressions are intended to identify forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Order of the Bankruptcy Court for the Southern District of New York

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Order of the Bankruptcy Court for the Southern District of New York

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